Exhibit 99.1

C&F FINANCIAL CORPORATION

Monday, June 10, 2013

Contact:     Tom Cherry, Executive Vice President & CFO

(804) 843-2360

C&F Financial Corporation to Acquire

Central Virginia Bankshares, Inc.

WEST POINT, Va. and Powhatan, Va., June 10, 2013-- C&F Financial Corporation (“C&F”) (NASDAQ: CFFI), the one-bank holding company for Citizens and Farmers Bank (or C&F Bank), and Central Virginia Bankshares, Inc. (“CVB”) (OTCQB: CVBK), the one-bank holding company for Central Virginia Bank, jointly announce the signing of a definitive merger agreement pursuant to which C&F will acquire CVB in an all-cash transaction valued at $0.32 per common share, or approximately $855 thousand in the aggregate. In addition, subject to final documentation, C&F will redeem for $3.35 million all of CVB’s preferred stock and warrants issued to the U.S. Treasury under the Capital Purchase Program, which totaled $13.24 million including unpaid dividends as of March 31, 2013. After the acquisition of CVB, the combined company’s total assets will approximate $1.35 billion and total deposits will approximate $1.0 billion. This will rank the combined company sixth in terms of deposit market share among all banks in the Richmond MSA and it will offer retail banking services to its customers through a network of 25 branches. In addition, C&F’s capital position will continue to exceed regulatory capital ratios for a well-capitalized bank holding company. The merger agreement has been unanimously approved by the boards of directors of both companies. The transaction is expected to close in the fourth quarter of 2013, pending regulatory approvals, the approval of CVB’s shareholders and other customary closing conditions.

Larry G. Dillon, Chairman, President and CEO of C&F, will continue to hold these positions after the acquisition of CVB. Upon consummation of the transaction, Herbert E. Marth, President and CEO of CVB, will serve as a senior banking executive and will become a member of C&F Bank’s Richmond Board.

“We are excited for the opportunity to unite these two organizations, which share a common vision of superior customer service,” said Dillon. “We look forward to welcoming the customers, teammates, and communities of CVB to the C&F family. The employees of CVB are proud to have served their constituents with integrity for almost 40 years. We will have a greatly enhanced presence in the growing Richmond area, enabling us to expand our personal and commercial customer base, while offering more products, locations, and services to both C&F and CVB customers.”

“The combination of these two great institutions will create the opportunity for our people to serve one of the best markets the Commonwealth has to offer,” added Marth. “CVB already brings great banking products, advice, and service to the citizens and businesses of our communities and C&F has demonstrated a commitment to community similar to that of CVB. We are confident that partnering with C&F will provide the most positive outcome for CVB’s customers, employees and shareholders.”

C&F FINANCIAL CORPORATION

Monday, June 10, 2013

Contact:     Tom Cherry, Executive Vice President & CFO

(804) 843-2360

“Excluding merger related costs and with the anticipated cost savings, we expect the acquisition to be accretive to C&F’s earnings in the first 12 months after the acquisition,” said Executive Vice President and Chief Financial Officer, Tom Cherry. “The addition of the CVB branch network, which has a very strong deposit base, along with C&F’s recently announced plans to grow its commercial lending presence in the Richmond market, will help strengthen the combined company’s balance sheet and increase future earnings of its retail banking segment.”

BB&T Capital Markets acted as financial advisor to C&F, and Davenport & Company LLC acted as financial advisor to CVB and rendered a fairness opinion to the Board of Directors of CVB in conjunction with this transaction. Troutman Sanders LLP served as legal counsel to C&F and Williams Mullen served as legal counsel to CVB.

About C&F

C&F is the parent of C&F Bank, which was founded in 1927 in West Point, Virginia, and is one of the oldest independent community banking organizations headquartered in Virginia. C&F Bank provides full-service banking to the eastern region of Virginia with 18 branch locations including the counties of Middlesex, James City, New Kent, Hanover, Henrico, and Goochland, as well as the town of West Point and the cities of Williamsburg, Newport News, Hampton, and Richmond. C&F achieved record earnings in both 2012 and the first quarter of 2013 and maintains a strong history of dividends paid to its shareholders. C&F Bank was also named as one of the “Top Banks of the Decade” by Forbes.com in April of 2012.

C&F offers full investment services through its subsidiary C&F Investment Services, Inc. C&F Mortgage Corporation provides mortgage, title and appraisal services through 18 offices located in Virginia, Maryland, North Carolina, Delaware and New Jersey. C&F Finance Company purchases automobile loans in Virginia, Tennessee, Maryland, North Carolina, Georgia, Ohio, Kentucky, Indiana, Alabama, Missouri, Illinois, Texas and West Virginia through its offices in Virginia, Tennessee and Maryland.

Additional information is available on C&F's website at www.cffc.com.

About CVB

CVB is the parent of Central Virginia Bank, a 40-year old community bank with approximately $390 million in assets as of March 31, 2013, and with its headquarters and main office in Powhatan County, and six additional branch offices: two branches in the adjacent County of Cumberland, three branches in western Chesterfield County, and one branch in western Henrico County.

Additional information is available on CVB’s website at www.centralvabank.com.

C&F FINANCIAL CORPORATION

Monday, June 10, 2013

Contact:     Tom Cherry, Executive Vice President & CFO

(804) 843-2360

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are statements that include expectations, outcomes or beliefs about events or results or otherwise are not statements of historical facts, including, without limitation, statements relating to the timing and successful closing of the acquisition as well as future services to be offered by, and the financial condition and performance of, the combined companies. These forward-looking statements are based on the beliefs of each company’s management, as well as assumptions made by, and information currently available to each company’s management. These statements are inherently uncertain, and there can be no assurance that the underlying assumptions will prove to be accurate. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including but not limited to, an inability of the companies to complete the merger or a failure of the combined companies to achieve the operations and results, including cost savings, expected after the merger. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this press release.

Additional Information

This communication is being made relative to a proposed business combination transaction involving C&F Financial Corporation and Central Virginia Bankshares, Inc. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. When available, Central Virginia Bankshares, Inc. will mail a proxy statement to its shareholders in connection with their vote on the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION REGARDING THE PROPOSED TRANSACTION, SHAREHOLDERS OF CENTRAL VIRGINIA BANKSHARES, INC. ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders of Central Virginia Bankshares, Inc. may obtain copies of all documents regarding this transaction, free of charge, by accessing Central Virginia Bankshares, Inc.’s website at www.centralvabank.com. These documents may also be obtained, free of charge, from Central Virginia Bankshares, Inc. by requesting them in writing to 2036 New Dorset Road, Powhatan, Virginia 23139.

3